                                                                     EXHIBIT 11

                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

           COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
                                  (UNAUDITED)

                                    (MILLIONS EXCEPT SHARE AMOUNTS)
                         -------------------------------------------------------
                             THREE MONTHS ENDED          NINE MONTHS ENDED
                               SEPTEMBER 30,               SEPTEMBER 30,
                         --------------------------  ---------------------------
                             1994         1993           1994          1993
                         ------------ -------------  ------------  -------------
COMPUTATION FOR STATE-
 MENTS OF INCOME
 Primary Earnings Per
  Share (average shares
  outstanding):
   Income from continu-
    ing operations...... $        151 $         117  $        446  $         297
   Loss from discontin-
    ued operations, net
    of income tax.......           --            (4)          (26)            (5)
                         ------------ -------------  ------------  -------------
   Income before ex-
    traordinary loss....          151           113           420            292
   Extraordinary loss,
    net of income tax...           --            (2)           (5)           (25)
                         ------------ -------------  ------------  -------------
   Income before cumula-
    tive effect of
    change in accounting
    principle...........          151           111           415            267
   Cumulative effect of
    change in accounting
    principle, net of
    income tax..........           --            --           (39)            --
                         ------------ -------------  ------------  -------------
   Net income...........          151           111           376            267
   Preferred stock divi-
    dends...............            2             3             9             11
                         ------------ -------------  ------------  -------------
   Net income to common
    stock............... $        149 $         108  $        367  $         256
                         ============ =============  ============  =============
   Average shares of
    common stock
    outstanding(a),(b)..  180,902,646   176,854,553   179,811,774    165,784,941
                         ============ =============  ============  =============
   Earnings (loss) per
    average share of
    common stock:
     Continuing opera-
      tions............. $        .82 $         .64  $       2.43  $        1.73
     Discontinued opera-
      tions.............           --          (.02)         (.14)          (.03)
     Extraordinary loss.           --          (.01)         (.03)          (.15)
     Cumulative effect
      of change in ac-
      counting princi-
      ple...............           --            --          (.22)            --
                         ------------ -------------  ------------  -------------
                         $        .82 $         .61  $       2.04  $        1.55
                         ============ =============  ============  =============
ADDITIONAL COMPUTATIONS
 (C)
 Net income to common
  stock, per above...... $        149 $         108  $        367  $         256
                         ============ =============  ============  =============
 Primary Earnings Per
  Share (including com-
  mon stock equiva-
  lents):
   Average shares of
    common stock
    outstanding(a),(b)..  180,902,646   176,854,553   179,811,774    165,784,941
   Incremental common
    shares applicable to
    common stock options
    based on the common
    stock daily average
    market price during
    the period..........       63,993        24,826        87,359         19,574
                         ------------ -------------  ------------  -------------
   Average common
    shares, as adjusted.  180,966,639   176,879,379   179,899,133    165,804,515
                         ============ =============  ============  =============
   Earnings (loss) per
    average share of
    common stock (in-
    cluding common stock
    equivalents):
     Continuing opera-
      tions............. $        .82 $         .64  $       2.43  $        1.73
     Discontinued opera-
      tions.............           --          (.02)         (.14)          (.03)
     Extraordinary loss.           --          (.01)         (.03)          (.15)
     Cumulative effect
      of change in ac-
      counting princi-
      ple...............           --            --          (.22)            --
                         ------------ -------------  ------------  -------------
                         $        .82 $         .61  $       2.04  $        1.55
                         ============ =============  ============  =============
 Fully Diluted Earnings
  Per Share:
   Average shares of
    common stock
    outstanding(a), (b).  180,902,646   176,854,553   179,811,774    165,784,941
   Incremental common
    shares applicable to
    common stock options
    based on the more
    dilutive of the com-
    mon stock ending or
    average market price
    during the period...       63,993        27,683        87,359         27,683
   Average common shares
    issuable assuming
    conversion of
    Tenneco Inc. 10%
    loan stock..........       41,192        42,861        41,619         42,891
                         ------------ -------------  ------------  -------------
   Average common shares
    assuming full dilu-
    tion................  181,007,831   176,925,097   179,940,752    165,855,515
                         ============ =============  ============  =============
   Fully diluted earn-
    ings (loss) per av-
    erage share, assum-
    ing conversion of
    all applicable secu-
    rities:
     Continuing opera-
      tions............. $        .82 $         .64  $       2.43  $        1.73
     Discontinued opera-
      tions.............           --          (.02)         (.14)          (.03)
     Extraordinary loss.           --          (.01)         (.03)          (.15)
     Cumulative effect
      of change in ac-
      counting princi-
      ple...............           --            --          (.22)            --
                         ------------ -------------  ------------  -------------
                         $        .82 $         .61  $       2.04  $        1.55
                         ============ =============  ============  =============

- -------
NOTES: (a) In 1992, 12,000,000 shares of common stock were issued to the Stock
           Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was established. At September 30, 1994, the SECT had utilized 4,154,538 of these shares.
        (b) Series A preferred stock is converted into common stock under the Contingent Share method. The above computation includes 8,935,175 shares of Series A preferred stock which were converted into 17,870,350 shares of common stock.
        (c) These calculations are submitted in accordance with Securities and Exchange Commission requirements although not required by Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3%.